                                 EXHIBIT 10.97
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                                 LOAN AGREEMENT

THIS LOAN AGREEMENT is dated as of December 1, 1996 and is among SPECTRAN CORPORATION ("SpecTran"), SPECTRAN SPECIALTY OPTICS COMPANY ("Optics"), APPLIED PHOTONIC DEVICES, INC. ("Photonic"), SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC. ("Communication") and FLEET NATIONAL BANK (the "Lender"). Each of SpecTran, Optics, Photonic and Communication are sometimes referred to as a "Borrower" and collectively the "Borrowers".


                              W I T N E S S E T H:


BACKGROUND. The Borrowers have requested the Lender to lend up to the sum of $20,000,000.00 (the "Loan") and the Lender is willing to do so upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained, and each intending to be legally bound hereby, the parties agree as follows:


                                     ARTICLE
                                        1
                                   DEFINITIONS


As used herein:

1.1 "Affiliate" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

1.2 "Agreement" means this Loan Agreement, as the same may from time to time be amended or supplemented.

1.3 "Borrowing Base" means $20,000,000.00 minus the face amount of all outstanding letters of credit issued by the Lender for the account of any Borrower.

1.4 "Business Day" means a day other than a Saturday, a Sunday, or a day on which commercial banks in Worcester, Massachusetts are authorized to close.

1.5 "Capital Leases" means capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Consolidated Capital Assets.
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1.6 "Change in Control" means, if, prior to January 1, 2000, any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than Current Management, or a group of which Current Management is a part, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than the Control Percentage of the total voting power of all classes then outstanding of SpecTran's voting stock.

1.7 "Closing" has the meaning given to such term in Section 3.1.

1.8 "Collateral Documents" means the Mortgages, the Security Agreement, the Trust Indenture, the Pledge Agreement, the Patent Collateral Assignment, the Trademark Security Agreement and the documents, whether deliverable at or after the Closing, referenced in Exhibit 3.1(q) attached hereto.

1.9 "Consolidated Assets" means all assets of the Borrowers, including without limitation, all assets that should be classified as assets on the consolidated balance sheet of the Borrowers prepared in accordance with GAAP.

1.10 "Consolidated Capital Assets" means Consolidated Assets of the Borrowers that are required or permitted to be depreciated or amortized in accordance with GAAP.

1.11 "Consolidated Capital Expenditures" means, for the applicable period, the aggregate amount of the Borrowers' expenditures for the acquisition, construction, improvement, replacement or purchase of Consolidated Capital Assets, including but not limited to, expenditures funded under Capital Leases.

1.12 "Consolidated Earnings Available for Fixed Charges" means, for the applicable period, Consolidated Net Income plus Consolidated Interest, income tax expense and Consolidated Minimum Operating Lease Rentals to the extent deducted in the determination of Consolidated Net Income for the applicable period, determined on a consolidated basis for the applicable period, provided that Consolidated Earnings Available for Fixed Charges for any period shall be adjusted to reflect the effect of all acquisitions and dispositions of Subsidiaries and the incurrence and disposition of Consolidated Indebtedness in connection therewith, assuming for purposes of calculation but all such acquisitions and dispositions that occurred during such period occurred on the first day of such period.

1.13 "Consolidated EBITDA Cumulative" means, Consolidated Operating Income minus income (based on the equity method of accounting in accordance with GAAP) derived from unconsolidated Subsidiaries or other Persons plus Consolidated Interest and consolidated taxes, depreciation and amortization determined on a rolling four (4) quarters basis in accordance with GAAP.

1.14 "Consolidated Fixed Charges" means, for the applicable period, the sum of Consolidated Minimum Operating Lease Rentals for such period plus Consolidated Interest to the extent


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included in the determination of Consolidated Net Income for such period, provided that Consolidated Fixed Charges for any period shall be adjusted to reflect the effect of all acquisitions and dispositions of Subsidiaries and the incurrence and disposition of Consolidated Indebtedness in connection therewith, assuming for purposes of calculation that all such acquisitions and dispositions that occurred during such period occurred on the first day of such period.

1.15 "Consolidated Indebtedness" means, as to the Borrowers:

                  (a) Obligations for borrowed money;

                  (b) Obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of the Borrowers' business payable on terms customary in the trade);

                  (c) Obligations, whether or not assumed, secured by liens;

                  (d) Obligations with respect to notes, acceptances, letters of credit, guarantees or other instruments; and

                  (e) Obligations under Capital Leases.

1.16 "Consolidated Interest" means, for the applicable period, interest paid or payable by the Borrowers, including but not limited to, interest paid or payable on Consolidated Indebtedness determined in accordance with GAAP.

1.17 "Consolidated Interest Coverage Ratio" means, for the applicable period, the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges.

1.18 "Consolidated Leverage Ratio" means the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth.

1.19 "Consolidated Liabilities" means all liabilities of the Borrowers, including without limitation, all liabilities that should be classified as liabilities on a consolidated balance sheet of the Borrowers prepared in accordance with GAAP.

1.20 "Consolidated Operating Lease Rentals" means, for the applicable period,
(a) all payments made by any Borrower during such period in respect of leases of real and personal property other than Capital Leases, minus (b) the amount of rental payments made to any Borrower by others in respect of fixed rental payments under noncancelable subleases with a term of at least one (1) year on properties of such Borrower subject to leases described in the immediately preceding clause (a).


1.21 "Consolidated Net Income" means, for the applicable period, the Borrowers' net income determined in accordance with GAAP.


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1.22 "Consolidated Operating Income" means, for the applicable period,
Consolidated Net Income less the sum of (a) extraordinary and non-recurring gains and (b) gains from the sale of Consolidated Capital Assets plus the sum of
(x) extraordinary and non-recurring losses and (y) losses from the sale of Consolidated Capital Assets.

1.23 "Consolidated Stockholders' Equity" means the aggregate of the following accounts on the consolidated balance sheet of the Borrowers prepared in accordance with GAAP: (a) the par or stated value of all outstanding capital stock, (b) capital surplus and (c) retained earnings.

1.24 "Consolidated Tangible Net Worth" means Consolidated Stockholders' Equity, less the sum of (a) any surplus resulting from any write up of Consolidated Assets, (b) goodwill, including any amounts however designated on the consolidated balance sheet of the Borrowers representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of any Borrower, (c) patents, trademarks, trade names, copyrights and licenses, (d) any amount at which shares of capital stock of any Borrower appear as an asset on the consolidated balance sheet of the Borrowers, (e) loans and advances to Affiliates, stockholders, directors, officers or employees, (f) deferred expenses, and (g) any other amount in respect of an intangible (except for the tax intangible related to FASB 109) that should be classified as an asset on a consolidated balance sheet of the Borrowers in accordance with GAAP.

1.25 "Control Percentage" means, prior to July 1, 2000, 30% and on and after July 1, 2000, 50%.

1.26 "Current Management" means (a) Raymond E. Jaeger, Glenn E. Moore, Bruce A. Cannon, John E. Chapman, William B. Beck and Crawford L. Cutts and (b) individuals who were, at such time, officers or directors of SpecTran during the proceeding period of twenty-four (24) consecutive months.

1.27 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.28 "Event of Default" has the meaning provided in Section 7.1.

1.29 "Financial Statements" means the audited, consolidated cash flow statements, income statements and balance sheets of the Borrowers as of December 31, 1994 and December 31, 1995 and notes thereto certified by KPMG Peat Marwick, LLP to present fairly the consolidated financial position and results of operations of the Borrowers at such dates and for such periods in accordance with GAAP and all other financial information delivered to the Lender from time to time pursuant to Sections 6.01(b)(i), 6.01(b)(ii) and 6.01(b)(iii) of this Agreement.

1.30 "GAAP" means generally accepted accounting principles applied consistently with such changes or modifications thereto as may be approved in writing by the Lender.


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1.31 "Intellectual Property" means trademarks, service marks, trade names, trade styles, logos, goodwill, trade secrets, patents, and licenses acquired under any statutory, common law or registration process in any state or nation at any time or under any agreement executed with any Person at any time. The term "license" refers not only to rights granted by agreement from the owner of patents, trademarks, service marks and the like but also to rights granted by a franchiser under a franchise or similar agreement. The foregoing enumeration is not intended as a limitation of the meaning of the word "license".

1.32 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof or of any court or similar entity established by any thereof.

1.33 "Mortgages" means the Mortgage, Assignment of Rents and Security Agreement covering Communication's real property in Sturbridge, Massachusetts and the Open-End Mortgage, Assignment of Rents and Security Agreement covering Optic's real property in Avon, Connecticut each granted to the Trustee (as defined in the Trust Indenture) and each dated as of December 1, 1996, as from time to time supplemented or amended.

1.34 "Obligations" is intended to be used in its most comprehensive sense and means the obligations of the Borrowers:

                  (a) To pay the principal of, and interest on, the Revolving
Note in accordance with the terms thereof and to satisfy all other liabilities to the Lender (including without limitation with respect to letters of credit issued by the Lender for the account of any Borrower) whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                  (b) To repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of any Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Consolidated Assets; and

                  (c) To reimburse the Lender, on demand, for all of the Lender's expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b).

1.35 "Offering" means any public and/or private offering of the capital stock of SpecTran occurring after the date of this Agreement.

1.36 "Note Purchase Agreements" means the Note Purchase Agreements between SpecTran and each of Massachusetts Life Insurance Company, CM Life Insurance Company, Mutual Life


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Insurance Company of New York and Pacific Mutual Life Insurance Company each dated as of December 1, 1996, as from time to time supplemented or amended.

1.37 "Patent Collateral Assignment" means, the Patent Collateral Assignment among the Borrowers and the Trustee (as defined in the Trust Indenture) dated as of December 1, 1996, as from time to time supplemented or amended.

1.38 "Person" means any individual, corporation, limited liability corporation, partnership, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

1.39 "Permitted Liens" means:

                  (a) Liens for taxes, assessments, statutory obligations or similar charges, incurred in the ordinary course of business, that are not yet due and payable or if overdue being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of any Borrower or materially impair the operation of any Borrower's business;

                  (b) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (c) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (d) Encumbrances consented to by the Lender in writing including zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by any Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (e) Purchase money security interests granted to secure the purchase price of assets, the purchase of which does not violate the terms of this Agreement;

                  (f) Liens consented to by the Lender in writing; and

                  (g) Liens evidenced by the Collateral Documents

1.40 "Pledge Agreement" means the Pledge Agreement among the Borrowers and the Trustee (as defined in the Trust Indenture) dated as of December 1, 1996, as from time to time supplemented or amended.


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1.41 "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine readable language.

1.42 "Revolving Note" means the Revolving Note substantially in the form of
Exhibit 1.42 attached hereto.

1.43 "Security Agreement" means the Security Agreement among the Borrowers and the Trustee (as defined in the Trust Indenture) dated as of December 1, 1996, as from time to time supplemented or amended.

1.44 "Subsidiary" means any Affiliate (a) that is directly, or indirectly through one or more intermediaries, controlled by any Borrower or (b) of which not less than 50% of the voting capital stock is owned, directly or through one or more intermediaries, by any Borrower.

1.45 "Trademark Security Agreement" means the Trademark Security Agreement among the Borrowers and the Trustee (as defined in the Trust Indenture) dated as of December 1, 1996, as from time to time supplemented or amended.

1.46 "Trust Indenture" means, the Trust Indenture among the Borrowers and the Trustee (as defined therein) dated as of December 1, 1996 as from time to time supplemented or amended.

1.47 Accounting. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, GAAP.


                                     ARTICLE
                                        2
                                    THE LOAN


2.1 General Terms.

         Subject to the terms hereof, the Lender will lend the Borrowers the principal sum of $20,000,000.00 on a revolving loan basis.

2.2 Disbursement.

         The Lender will credit the proceeds of the Revolving Note to the Lender to pay the existing Consolidated Indebtedness to the Lender in full and thereafter, from time to time and subject to the terms hereof, to the Borrowers' deposit account identified in Exhibit 2.2 attached hereto for working capital and general corporate matters.


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2.3 Revolving Note.

         Subject to the terms hereof, the Lender will lend the Borrowers, from time to time until December 31, 1999 (the "Termination Date") or the occurrence of an Event of Default, whichever occurs first, such sums in integral multiples of $1,000.00 (pursuant to the terms of the Revolving Note, advances subject to LIBOR interest rates must be in multiples of $500,000.00) as any Borrower may request by reasonable same day notice to the Lender, received by the Lender not later than 12:00 p.m. of such day, but which shall not exceed, in the aggregate principal amount at any one time outstanding, the Borrowing Base. The Termination Date may be extended by the Lender, as determined in its sole and absolute discretion, by written notice to any Borrower. The Borrowers may borrow, repay without penalty or premium (except for repayments of principal subject to LIBOR interest rates prior to the expiration of the Index Period as more fully set forth in the Revolving Note) and reborrow hereunder, from the date of this Agreement until the Termination Date or the occurrence of an Event of Default, whichever occurs first. It is the intention of the parties that the outstanding principal amount of the Revolving Note will not exceed the Borrowing Base, and if, at any time, an excess shall for any reason exist, the full amount of such excess, together with accrued and unpaid interest thereon, shall be immediately due and payable in full.

2.4 Interest Rate and Payments of Interest.

         Interest on the principal balance of the Loan from time to time outstanding shall accrue at the rates and be payable as set forth in the Revolving Note.

2.5 Payment to the Lender.

         The Borrowers have designated the deposit account identified in Exhibit
2.2 attached hereto as the account for all payments under the Revolving Note and hereunder. Notwithstanding such designation, the Lender may charge against any deposit account of any Borrower all or any part of any amount due under the Revolving Note and hereunder.

2.6 The Unused Facility Fee.

         From and after the date hereof until the Termination Date, the Borrower shall pay an Unused Facility Fee of one quarter of one percent (0.25%) per annum on the average daily undisbursed amount of the Loan. The Unused Facility Fee shall be payable quarterly in arrears on the first Business Day of each April, July, October and January.

2.7 The Commitment Fee.

         At the Closing, the Borrowers shall pay a commitment fee to the Lender in the amount of $50,000.00.


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                                     ARTICLE
                                        3
                              CONDITIONS PRECEDENT


The obligation of the Lender to make the Loan is subject to the following conditions precedent:

3.1 Documents Required for the Closing.

         The Borrowers shall have delivered to the Lender, prior to the initial disbursement of the Loan (the "Closing"), the following:

                  (a) The Revolving Note duly executed by the Borrowers;

                  (b) Copies of the Mortgages, which shall have been duly executed by all proper parties and recorded at the appropriate recording office, with all recording fees therefor paid;

                  (c) The Financial Statements;

                  (d) A copy of the Security Agreement and/or the financing statements and other instruments required thereunder, which shall have been duly executed by all proper parties and filed at the appropriate filing office, with all filing fees therefor paid;

                  (e) A copy of the Trust Indenture, which shall have been executed by all proper parties;

                  (f) A copy of the Pledge Agreement and other instruments required thereunder, which shall have been executed by all proper parties;

                  (g) A copy of the Patent Collateral Assignment which shall have been duly executed by all proper parties and filed at the appropriate filing office, with all filing fees therefor paid;

                  (h) A copy of the Trademark Security Agreement which shall have been duly executed by all proper parties and filed at the appropriate filing office, with all filing fees therefor paid;

                  (i) Evidence that the Note Purchase Agreements have been executed and delivered and the proceeds delivered to SpecTran;

                  (j) A copy, certified as of the date of the Closing, of votes of the boards of directors of each Borrower and shareholders (except for SpecTran) of each Borrower, authorizing the execution, delivery, and performance of this Agreement, the Revolving Note, the Collateral Documents and each other document to be delivered pursuant hereto;


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                  (k) A copy, certified as of the date of the Closing, of the bylaws of each Borrower;

                  (l) A certificate (dated the date of the Closing) of the corporate clerk and/or secretary of each Borrower as to the incumbency and signatures of the officers of each Borrower signing this Agreement, the Revolving Note, the Collateral Documents and each other document to be delivered pursuant hereto;

                  (m) A copy, certified as of the most recent date practicable by the secretary of the state of incorporation, of the charter of each Borrower and all amendments thereto, together with a certificate (dated the date of the Closing) of the corporate clerk and/or secretary of each Borrower to the effect that such charter has not been further amended since the date of the aforesaid certification of the secretary of the state of incorporation;

                  (n) A certificate of good standing dated as of the most recent date practicable, issued by the secretary of the state of incorporation as to the legal existence, charter, and good legal standing of each Borrower;

                  (o) Certificates, as of the most recent dates practicable, of the secretary of each state in which any Borrower is qualified as a foreign corporation and, if applicable, of the department of revenue or taxation of each of such states, as to the good tax standing of each Borrower;

                  (p) A written opinion of the law firm of Hackmyer & Nordlicht, legal counsel for the Borrowers, dated the date of the Closing and addressed to the Lender, in form and content satisfactory to the Lender and its counsel; and

                  (q) Each of the agreements and documents referred to in that certain Closing Document Agenda and that certain Closing Agenda, copies of which are attached hereto as Exhibit 3.1(q).

3.2 Documents Required for Subsequent Disbursements.

         At the time of, and as a condition to, any disbursement of any part of the Loan to be made by the Lender subsequent to the Closing, the Lender may require the Borrowers to deliver to the Lender a certificate, dated the date on which any such disbursement is to be made, signed by the chief financial officer of SpecTran and to the effect that:

                  (a) As of the date thereof, no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or passage of time or both, would be an Event of Default;

                  (b) No material adverse change has occurred in the business prospects,financial condition, or results of operations of any Borrower since the date of the most recent Financial Statements delivered to the Lender in accordance with this Agreement; and


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                  (c) Each of the representations and warranties contained
herein is true and correct in all respects as if made on and as of the date of such disbursement.

3.3 Certain Events.

         At the time of, and as a condition to, the Closing and each disbursement of any part of the Loan to be made by the Lender at or subsequent to the Closing:

                  (a) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                  (b) No material adverse change shall have occurred in the financial condition, or results of operations of any Borrower since the date of the most recent Financial Statements delivered to the Lender in accordance with this Agreement; and

                  (c) All of the Collateral Documents shall have remained in full force and effect.

3.4 Legal Matters.

         At the time of the Closing and each subsequent disbursement, all legal matters incidental thereto shall be reasonably satisfactory to Mirick, O'Connell, DeMallie & Lougee, LLP legal counsel to the Lender.


                                     ARTICLE
                                        4
                                    SECURITY


4.1 Composition of the Security.

         The Obligations of the Borrowers are secured by the Consolidated Assets of the Borrowers as evidenced by the Collateral Documents. The Consolidated Assets shall stand as one general, continuing collateral security for all Obligations and may be retained by the Lender until all Obligations have been satisfied in full.

4.2 Rights in Property Held by the Lender.

         As security for the prompt satisfaction of all Obligations, each Borrower hereby assigns, transfers, and sets over to the Lender all of its right, title, and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing, from time to time, by the Lender to any Borrower in any capacity, including, but without limitation, any balance or share belonging to any Borrower, or any deposit or other account with the Lender, which lien and


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security interest shall be independent of, and in addition to, any of the
Lender's rights of set-off.

4.3 Priority of Liens.

         The liens evidenced by the Collateral Documents shall constitute first priority liens.

4.4 Financing Statements.

                  (a) Each Borrower will:

                           (i) Execute such financing statements (including
amendments thereto and continuation statements thereof) in form satisfactory to the Lender as the Lender, from time to time, may specify;

                           (ii) Pay, or reimburse the Lender for paying, all
costs and taxes of filing or recording the same in such public offices as the Lender may designate; and

                           (iii) Take such other steps as the Lender, from time
to time, may direct, including the noting of the Lender's lien on the Consolidated Assets and on any certificates of title therefor, all to perfect to the satisfaction of the Lender the Lender's interest in the Consolidated Assets.

                  (b) In addition to the foregoing, and not in limitation thereof: to the extent lawful, each Borrower hereby appoints the Lender as its attorney-in-fact (without requiring the Lender to act as such) to execute any financing statement in the name of any Borrower, and to perform all other acts that the Lender deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Consolidated Assets.

4.5 Mortgagees', Landlords', and Warehousemen's Waivers.

         Each Borrower will obtain from any mortgagee of real estate owned by any Borrower, any landlord of premises leased by any Borrower, and any warehouseman or other bailee on whose premises any of the Consolidated Assets may be located, instruments, in form and substance satisfactory to the Lender, by which such mortgagee, landlord or warehouseman or other bailee waives its rights, if any, in and to the Consolidated Assets of the Borrowers.


                                     ARTICLE
                                        5
                         REPRESENTATIONS AND WARRANTIES

5.1 Original.

         To induce the Lender to enter into this Agreement, the Borrowers jointly and severally represent and warrant to the Lender as follows:


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                  (a) Each Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation; no Borrower has any Subsidiaries, except as set forth in Exhibit 5.1(a) attached hereto; each Borrower has the lawful power to own its properties and to engage in the business it conducts and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the states in which each Borrower is qualified to do business are set forth in
Exhibit 5.1(a); the identity of each shareholder of each Borrower (except for SpecTran) and the number of shares owned by each is set forth in Exhibit 5.1(a); and the addresses of all places of business of each Borrower are as set forth in
Exhibit 5.1(a);

                  (b) No Borrower is directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company", within the meaning of the Investment Company Act of 1940, as amended;

                  (c) No Borrower is in default with respect to any of its existing Consolidated Liabilities, and the making and performance of this Agreement, the Revolving Note and the Collateral Documents will not (immediately or with the passage of time, the giving of notice, or both):

                           (i) Violate the charter or by-laws of any Borrower,
or violate any Laws or result in a default under any contract, agreement, or instrument to which any Borrower is a party or by which any Borrower or its property is bound; or

                           (ii) Result in the creation or imposition of any
security interest in, or lien or encumbrance upon, any of the Consolidated Assets of any Borrower, except as set forth in the Collateral Documents;

                  (d) Each Borrower to the extent applicable to it, has the power and authority to enter into and perform this Agreement, the Revolving Note and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all actions necessary to authorize the execution, delivery, and performance of this Agreement, the Revolving Note and the Collateral Documents;

                  (e) This Agreement, the Revolving Note and the Collateral Documents are, or when delivered will be, valid, binding, and enforceable in accordance with their respective terms, except to the extent enforceability is subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium or other laws for the relief of debtors heretofore or hereafter enacted;

                  (f) Except as disclosed on Exhibit 5.1(f) attached hereto, there is no pending order, notice, claim (other than claims arising in the ordinary course of business for amounts not exceeding $25,000.00 individually or $100,000.00 in the aggregate), litigation, proceeding, or investigation against or affecting any Borrower, whether or not covered by insurance;

                  (g) Each Borrower has good and marketable title to all of its Consolidated Assets, none of which is subject to any security interest, encumbrance or lien, or claim of any third Person, except for Permitted Liens;

                  (h) The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present the financial condition of the Borrowers at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of any Borrower from the date of the most recent Financial Statements to the date hereof;

                  (i) As of the date hereof, the Borrowers have no Consolidated Indebtedness of any nature, except as disclosed on Exhibit 5.1(i) attached hereto;

                  (j) Each Borrower has filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; no Borrower has knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

                  (k) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of any Borrower, each Borrower has complied with all applicable Laws with respect to (i) any restrictions, specifications, or other requirements pertaining to products that it manufactures or sells or to the services it performs, (ii) the conduct of its business and (iii) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business;

                  (l) No representation or warranty by or with respect to any Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  (m) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by any Borrower in connection with the execution and delivery of this Agreement, the Revolving Note and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

                  (n) To the best of each Borrower's knowledge, the Borrowers and all other parties to all material leases, contracts, and other commitments to which any Borrower is a party have all complied in all material respects with the provisions of such leases, contracts, and other commitments and no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

                  (o) No Borrower has made any agreement or taken any action which may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loan;

                  (p) Each Borrower's federal tax returns for all years of operation, including the year ended December 31, 1995, have been filed with the Internal Revenue Service and have not been challenged;

                  (q) Any Employee Pension Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of any Borrower meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any Employee Benefit Plans, as defined in ERISA, of any Borrower;

                  (r) SpecTran has filed all registration statements, forms and other reports with the Securities and Exchange Commission required by any applicable Laws to have been filed prior to the date hereof; and

                  (s) The liens created pursuant to the Collateral Documents and
Section 4.2 of this Agreement are in all cases first priority liens.

5.2 Survival.

         All of the representations and warranties set forth in Section 5.1 shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.


                                     ARTICLE
                                        6
                           COVENANTS OF THE BORROWERS


6.1 Affirmative Covenants.

         The Borrowers do hereby jointly and severally covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, the Borrowers will comply at all times with the following affirmative covenants:

                  (a) The Borrowers will use the proceeds of the Loan only for working capital and general corporate purposes, and will furnish the Lender such evidence as it may reasonably require with respect to such use;

                  (b) SpecTran will furnish the Lender:

                           (i) As soon as available, but in any event within
thirty (30) days after the close of each calendar month in each fiscal year: (1) consolidated and consolidating statements of cash flows of the Borrower for such month, (2) consolidated and consolidating income statements of the Borrowers for such month and (3) consolidated and consolidating balance sheets of the Borrowers as of the end of such month-all such statements and balance sheets to be in reasonable detail, including all supporting schedules and comments, subject to normal year-end audit adjustments and certified by the chief financial officer of SpecTran to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrowers;

                           (ii) As soon as available, but in any event within
forty-five (45) days after the close of each of the initial three quarterly accounting periods in each fiscal year (i.e. March 31, June 30 and September 30) a copy of SpecTran's Form 10-Q, and management's: (1) consolidated and consolidating statements of cash flows of the Borrowers for such quarter, (2) consolidated and consolidating income statements of the Borrowers for such quarter and (3) consolidated and consolidating balance sheets of the Borrowers as of the end of such quarter-all such statements and balance sheets to be in reasonable detail, including all supporting schedules and comments, subject to normal year-end audit adjustments and certified by the chief financial officer of SpecTran to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrowers;

                           (iii) As soon as available, but in any event within
ninety (90) days after the close of each fiscal year, a copy of SpecTran's Form 10-K and Annual Report (including the audited consolidated financial statements prepared by KPMG Peat Marwick, LLP or another independent certified public accountant selected by SpecTran and reasonably acceptable to the Lender) and management's: (1) consolidated and consolidating statements of cash flows for the Borrowers for such fiscal year, (2) consolidated and consolidating income statements of the Borrowers for such fiscal year and (3) consolidated and consolidating balance sheets of the Borrowers as of the end of such fiscal year-all such statements and balance sheets to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets included in the Form 10-K and Annual Report to be audited by KPMG Peat Marwick, LLP or another independent certified public accountant selected by SpecTran and reasonably acceptable to the Lender and certified by such accountants to have been prepared in accordance with GAAP and to present fairly the financial position and results of operations of the Borrower; in addition, SpecTran will obtain from such independent certified public accountants and deliver to the Lender, within ninety (90) days after the close of each fiscal year, their written statement that in making the examination necessary to their certification they have obtained no knowledge of any Event of Default by the Borrowers, or disclosing all Events of Default of which they have obtained knowledge (it being understood and agreed by the Lender that in making their examination, such accountants shall not be required to go beyond the bounds of generally accepted auditing procedures for the purpose of certifying financial statements); the Lender shall have the right, from time to time to discuss the affairs of any Borrower directly with such independent certified public accountants after notice to SpecTran and opportunity of SpecTran to be represented at any such discussions;

                           (iv) Contemporaneously with the year-end financial
report required by the foregoing paragraph (3), a copy of the management letter issued to SpecTran by KPMG Peat Marwick or another certified public accountant selected by SpecTran and reasonably acceptable to the Lender;

                           (v) Contemporaneously with each quarterly and
year-end financial report required by the foregoing paragraphs (2) and (3) a certificate of the chief financial officer of SpecTran substantially in the form of Exhibit 6.1(b)(v) attached hereto stating that he has individually reviewed the provisions of this Agreement and that a review of the activities of the Borrowers during such quarterly period or year, as the case may be, has been made by him or under his supervision, with a view to determining whether the Borrowers have fulfilled all of their obligations under this Agreement, and that, to the best of his knowledge, the Borrowers have observed and performed each undertaking contained in this Agreement and are not in default in the observance or performance of any of the provisions hereof or, if the Borrowers shall be so in default, specifying all such defaults and events of which he may have knowledge;

                           (vi) As soon as available but in no event later than
thirty (30) days prior to the commencement of the next fiscal year, management prepared financial projections, including (1) consolidated and consolidating statements of cash flow, (2) consolidated and consolidating income statements and (3) consolidated and consolidating balance sheets; and

                           (vii) Promptly after the sending or making available
or filing of the same, copies of all reports, proxy statements and financial statements that any Borrower sends or makes available to its stockholders and all registration statements and reports that any Borrower files with the Securities and Exchange Commission or any successor Person;

                  (c) Each Borrower will maintain its Consolidated Assets in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged, when due, the cost of repairs to, or maintenance of, the same to the extent it is commercially reasonable for such repairs to be made or maintenance to be performed, and will pay or cause to be paid in a timely manner all rental or mortgage payments due on any real estate. Each Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the Lender thereof, and the Lender may, in its discretion, do so and on demand be reimbursed therefor by the Borrowers;

                  (d) Each Borrower will maintain public liability insurance and fire and extended coverage insurance on all Consolidated Assets that are of a character usually insured by corporations engaged in the same or similar businesses, all in form and amount sufficient to indemnify each Borrower for 100% of the appraised value of any Asset lost or damaged subject to any deductible customary in the industry. Each Borrower will cause all such insurance policies to be payable to the Lender. Such policies shall contain a provision whereby they cannot be canceled except after thirty (30) days' written notice to the Lender. Each Borrower will furnish to the Lender such evidence of insurance as the Lender may reasonably require. Each Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance when due, the Lender, in its discretion, may do so and be reimbursed by the Borrowers therefor. Each Borrower hereby assigns to the Lender any returned or unearned premiums that may be due any Borrower upon cancellation by the insurer of any such policy for any reason whatsoever and directs any such insurer to pay the Lender any amounts so due. The Lender is hereby appointed the attorney-in-fact of each Borrower (without requiring the Lender to act as such) to endorse any check which may be payable to any Borrower, to collect any premiums or the proceeds of such insurance (other than proceeds of public liability insurance) and any amount so collected may be applied by the Lender toward satisfaction of any of the Obligations whether due or not yet due;

                  (e) Each Borrower will pay when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that each Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

                  (f) The Borrowers will maintain on a consolidated basis:

                           (i) a Consolidated Interest Coverage Ratio of at
least 3.00:1.00 to be measured quarterly on a rolling four (4) quarters basis (i.e. as of March 31, June 30, September 30, December 31);

                           (ii) a Consolidated Tangible Net Worth of at least
$18,500,000.00 as of the Closing; thereafter Consolidated Tangible Net Worth must increase (1) as of December 31 of each fiscal year by an amount equal to seventy-five percent (75%) of that fiscal year's Consolidated Net Income (to be added only if a positive number) and (2) after any Offering by an amount equal to the net proceeds of any such Offering; Consolidated Tangible Net Worth to be measured quarterly (i.e. as of March 31, June 30, September 30, December 31);

                  (g) Each Borrower will, when requested to do so, make available for inspection by duly authorized representatives of the Lender any of its books and Records and will furnish the Lender any information regarding its business affairs and financial condition within a reasonable time after written request therefor, provided that any confidential information disclosed to the Lender shall not be disclosed by the Lender to any unauthorized Person and further provided that SpecTran may require the Lender to provide a certificate of an officer of the Lender stating that the confidential information will not be disclosed to any unauthorized Person;

                  (h) Each Borrower will (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of expertise as presently conducted, (ii) do all things necessary to remain duly incorporated, validly existing and in good standing in its state of incorporation, (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to maintain authority would have a materially adverse effect on any of the Borrowers and (iv) comply in all material respects with all present and future Laws applicable to it in the operation of its business and all material agreements to which it is subject;

                  (i) Each Borrower will collect its accounts and sell its inventory only in the ordinary course of business;

                  (j) Each Borrower will keep accurate and complete Records of its accounts, inventory and equipment consistent with sound business practices;

                  (k) Each Borrower will give immediate notice to the Lender of any litigation or proceeding in which it is a party;

                  (l) Within ten (10) days after the filing thereof, each Borrower will furnish the Lender with copies of federal income tax returns filed by any Borrower;

                  (m) Each Borrower will pay when due (or within applicable grace periods) all of its Consolidated Liabilities, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on its books and as otherwise disclosed in Exhibit 6.1(m) attached hereto. If default be made by any Borrower in the payment of any of its Consolidated Liabilities, the Lender shall have the right, in its discretion, to pay such amount for the account of any Borrower and be reimbursed by the Borrowers therefor, except for Consolidated Liabilities being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrowers or materially impair the use thereof in the operation of their businesses and for which adequate reserves have been established;

                  (n) Each Borrower will notify the Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that with the giving of notice or passage of time or both, could become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations of any Borrower, or of the failure of any Borrower to observe any undertakings hereunder or under the Collateral Documents;

                  (o) Each Borrower will notify the Lender thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new or the discontinuance of any existing, place of business;

                  (p) Each Borrower will (i) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA), (ii) furnish the Lender, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan and (iii) promptly advise the Lender of the occurrence of any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan;

                  (q) SpecTran will file all registration statements, forms and other reports with the Securities and Exchange Commission required by any applicable Law to be filed; and

                  (r) The Borrowers will each maintain all of their principal depository accounts with the Lender and the Lender's Affiliates and the Lender and the Lender's Affiliates will continue to manage the Borrowers' cash; notwithstanding the foregoing, the Borrowers may maintain depository accounts with other financial institutions for convenience only provided the aggregate amount of all such deposit accounts does not exceed $250,000.00.

6.2 Negative Covenants.

         The Borrowers do hereby jointly and severally covenant and agree with the Lender that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, the Borrowers will comply at all times with the following negative covenants:

                  (a) No Borrower will change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock;

                  (b) The Borrowers will not, in the aggregate, sell, transfer, lease, or otherwise dispose of Consolidated Assets (except in the ordinary course of business) having a value in excess of $500,000.00 during the term of this Agreement;

                  (c) No Borrower will sell or otherwise dispose of, or for any reason cease operating, any of its divisions, franchises, or lines of business;

                  (d) No Borrower will mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens;

                  (e) The Borrowers will not, in the aggregate, become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for (i) the endorsement of commercial paper for deposit or collection in the ordinary course of business, (ii) liabilities not to exceed $250,000.00 during the term of this Agreement and (iii) the obligations of any Borrower to the extent otherwise permitted hereunder;

                  (f) No Borrower will incur, create, assume, or permit to exist any liabilities except: (i) the Loan, (ii) Consolidated Indebtedness of the Borrowers listed on Exhibit 5.1(i) to the extent shown on such Exhibit 5.1(i) to be permitted to exist after the Closing, (iii) liabilities to any Borrower and
(iv) trade liabilities incurred in the ordinary course of business (provided, however, that no Borrower may acquire inventory other than for cash or on open account except as expressly approved in writing and in advance by the Lender);

                  (g) No Borrower will make any assignment or transfer of accounts, or, other than in the ordinary course of business, of inventory;

                  (h) The Borrowers will not, in the aggregate, form any Subsidiary (except for wholly owned Subsidiaries which are capitalized with less than $100.00), make any investment in (including any assignment of inventory or other property), or make any loan in the nature of an investment to, any Person, except for investments up to $500,000.00 during the term of this Agreement and investments in or loans to any Borrower;

                  (i) The Borrowers will not make any loan or advance to any Person, except for (i) business travel and similar temporary advances in the ordinary course of business, (ii) in the aggregate, up to $100,000.00 during the term of this Agreement and (iii) loans or advances to any Borrower;

                  (j) No Borrower will purchase or otherwise invest in or hold securities, nonoperating real estate, or other nonoperating Consolidated Assets, except for investments meeting the parameters set forth in Section 6.2(h) hereof and Exhibit 6.2 (j) attached hereto;

                  (k) No Borrower will enter into any sale-leaseback transaction;

                  (l) No Borrower will acquire or agree to acquire any stock in, or all or substantially all of the assets of, any Person;

                  (m) The Borrowers will not, in the aggregate, pay or commit to pay during any one fiscal year (commencing with the current fiscal year), lease obligations (including without limitation Capital Leases and operating leases) in excess of $500,000.00;

                  (n) No Borrower will furnish the Lender any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                  (o) No Borrower will directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations, or rulings thereunder; and

                  (p) The Borrowers will not permit on a consolidated basis:

                           (i) the Consolidated Leverage Ratio to exceed
1.50:1.00 to be measured quarterly (i.e. as of March 31, June 30, September 30, December 31); after any Offering, the Consolidated Leverage Ratio may not exceed 1.00:1.00;

                           (ii) the ratio of Consolidated Indebtedness to
Consolidated EBITDA Cumulative to exceed 3.25:1.00, to be measured quarterly on a rolling four (4) quarters basis (i.e.

as of March 31, June 30, September 30, December 31); as of December 31, 1997 and thereafter the ratio may not exceed 3.00:1.00; and

                           (iii) aggregate Consolidated Capital Expenditures to
exceed $20,000,000.00 during the fiscal year ending December 31, 1996; $59,000,000.00 during the two (2) consecutive fiscal year period ending December 31, 1997; $77,000,000.00 during the three (3) consecutive fiscal year period ending December 31, 1998; and for each fiscal year thereafter, commencing with the fiscal year ending December 31, 1999, the Borrowers may incur, in the aggregate, Consolidated Capital Expenditures up to but not to exceed $7,000,000.00.

                                     ARTICLE
                                        7
                                     DEFAULT


7.1 Events of Default.

         The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (a) Any Borrower shall fail to pay when due any of its Obligations to the Lender;

                  (b) Any Borrower shall fail to observe or perform any of the obligations set forth in Section 6.1(b), Section 6.1(d), Section 6.1(k), Section 6.1(l) and Section 6.1(o) of this Agreement and such failure shall continue for ten (10) days after (i) notice of such failure from the Lender; or (ii) the Lender is notified of such failure or should have been so notified pursuant to the provisions of Section 6.1(n), whichever is earlier;

                  (c) Any Borrower shall fail to observe or perform any one of the obligations set forth in Section 6.1(c), Section 6.1(e) and Section 6.1(h)(ii) of this Agreement and such failure shall continue for thirty (30) days after (i) notice of such failure from the Lender; or (ii) the Lender is notified of such failure or should have been so notified pursuant to the provisions of Section 6.1(n), whichever is earlier, provided, it shall not be an Event of Default hereunder if any of the Borrowers has commenced taking action to cure the default within the time period set forth in this Section 7.1(c) and such cure could not reasonably be completed within such time period and continues to diligently attempt to cure such default; at no time will the cure period exceed sixty (60) days;

                  (d) Any Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder;

                  (e) Any Borrower shall fail to pay any Consolidated Indebtedness due any third Persons (except as disclosed in Exhibit 6.1(m) attached hereto), or any Borrower shall suffer to exist any other event of default beyond any applicable cure period under any agreement binding any Borrower, except for a failure to pay or an event of default which is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and such failure to pay or event of default does not materially detract from the value of the property of any Borrower or materially impair the use thereof in the operation of any of their businesses, provided further that such failure to pay or event of default shall continue for ten (10) days after (i) notice of such failure or event of default from the Lender; or (ii) the Lender is notified of such failure or event of default or should have been so notified pursuant to the provisions of Section 6.1(n), whichever is earlier;

                  (f) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to any Borrower to the Lender in connection with this Agreement, or as inducement to the Lender to enter into this Agreement, or in any separate statement or document to be delivered to the Lender hereunder, shall be materially false, incorrect, or incomplete when made;

                  (g) Any Borrower shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors;

                  (h) Proceedings in bankruptcy, or for reorganization of any Borrower for the readjustment of any of its debts under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any Borrower and, except with respect to any such proceedings instituted by any Borrower, shall not be discharged within sixty (60) days of their commencement;

                  (i) A receiver or trustee shall be appointed for any Borrower or for any substantial part of its Consolidated Assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower, and except with respect to any such appointments requested or instituted by any Borrower, such receiver or trustee shall not be discharged within sixty (60) days of his appointment, and except with respect to any such proceedings instituted by any Borrower, such proceedings shall not be discharged within sixty (60) days of their commencement, or any Borrower shall discontinue business or materially change the nature of its business;

                  (j) Any Borrower shall suffer final judgments for payment of money and shall not discharge the same within a period of sixty (60) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

                  (k) A judgment creditor of any Borrower shall obtain possession of any of the Consolidated Assets by any means, including (without implied limitation) levy, distraint, replevin, or self-help;

                  (l) The occurrence of an Event of Default under (and as defined in) either of the Mortgages;

                  (m) The occurrence of an Event of Default under (and as defined in) the Security Agreement;

                  (n) The occurrence of an Event of Default under (and as defined in) the Pledge Agreement;

                  (o) The occurrence of an Event of Default under (and as defined in) the Patent Collateral Assignment;

                  (p) The occurrence of an Event of Default under (and as defined in) the Trademark Security Agreement;

                  (q) The occurrence of an Event of Default under (and as defined in) the Trust Indenture;

                  (r) The occurrence of an Event of Default under (and as defined in) any one or more of the Note Purchase Agreements; or

                  (s) The occurrence of a Change in Control.

7.2 Acceleration.

         At its option, and at any time, whether immediately or otherwise, the Lender may, upon the occurrence of any Event of Default, declare all Obligations immediately due payable without further action of any kind, including without notice, demand or presentment. Notwithstanding the foregoing, if at any time after the Obligations have been declared due and payable and before any judgment with respect thereto has been entered, every Event of Default has been made good or cured, then the Lender may, by written instrument delivered to SpecTran, rescind and annul such declaration and its consequences; but no such rescission shall extend to or effect any subsequent default or Event of Default or impair any rights of the Lender.


                                     ARTICLE
                                        8
                        THE LENDER'S RIGHTS AND REMEDIES


8.1 The Lender's Rights Upon Default

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender, without presentment, demand, notice, protest or advertisement of any kind, will have all rights under the Uniform Commercial Code and all Laws, including without limitation all of the rights set forth in the Collateral Documents and hereafter.

8.2 Notification of Default to Third Parties

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender may notify any of the Borrower's suppliers, account debtors and other third parties of the default and of any and all decisions made and actions taken by the Lender with respect to this Agreement, the Obligations or the Consolidated Assets, without liability of any kind. The Lender will provide written notice of such action to SpecTran. Failure to provide such notice will not impair the Lender's rights.

8.3 Right of Set-Off.

         Upon the occurrence of an Event of Default and at any time thereafter, the Lender may, and is hereby authorized by each Borrower, to the fullest extent permitted by applicable Laws, without advance notice to any Borrower (any such notice being expressly waived by the Borrowers), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by the Lender to, or for the credit or the account of, any Borrower against any or all of the Obligations of the Borrowers, now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Lender has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The Lender agrees promptly to notify the applicable Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender hereunder are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

8.4 Cumulative Rights and Remedies

         All rights and remedies of the Lender, whether provided for herein or in other agreements, instruments or documents or conferred by Law, are cumulative and may be exercised alone or simultaneously.


                                     ARTICLE
                                        9
                                ATTORNEY-IN-FACT


9.1 Attorney-In-Fact

         Each Borrower hereby irrevocably appoints the Lender, or its designee, as each Borrower's true and lawful attorney-in-fact, with full power, after the occurrence of an Event of Default, as follows: (i) to endorse the name of any Borrower on any assignments, notes, checks, drafts, money orders, or other instruments of payment for Consolidated Assets; (ii) to sign or endorse the name of any Borrower on any negotiable instrument, invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts, assignments, verifications and notices in connection with accounts, (iii) to obtain, adjust, settle and cancel, in any Borrower's name, insurance policies as required herein and to sign any Borrower's name on settlement checks or drafts, (iv) in any Borrower's name, to do any act which this Agreement requires any Borrower to do and (v) to give notice to the United States Post Office to effect changes of address so that mail addressed to any Borrower may be delivered directly to the Lender. In exercising this power-of-attorney, the Lender shall not be liable to the extent that it acts in good faith.


                                     ARTICLE
                                       10
                                  MISCELLANEOUS


10.1 Connecticut Waiver.

         TO THE EXTENT ANY ASSETS AND/OR REAL ESTATE IS LOCATED IN CONNECTICUT, THE BORROWERS ACKNOWLEDGE THAT THIS AGREEMENT AND EACH TRANSACTION RELATED TO IT IS A "COMMERCIAL TRANSACTION" WITHIN THE MEETING OF CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWERS HEREBY WAIVE ANY RIGHT WHICH THEY MIGHT HAVE TO NOTICE IN A HEARING OR A PRIOR COURT ORDER, UNDER SAID CHAPTER 903A OR AS OTHERWISE PROVIDED UNDER ANY APPLICABLE FEDERAL OR STATE LAW, IN THE EVENT THE LENDER SEEKS ANY PREJUDGMENT REMEDY AT ANY TIME PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS AGREEMENT WHETHER BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN.

10.2 Appraisals/Audit.

         The Lender may perform, at the Borrowers' expense, periodic appraisals of any Borrower's equipment and real estate and the cost of each appraisal will be borne by the Borrowers. The Lender agrees that appraisals will not be required more frequently than annually unless required by applicable Laws or after the occurrence of an Event of Default. The Lender may perform, at the Borrowers' expense, periodic audits of any Borrower at any time and the cost of each audit will be borne by the Borrowers.

10.3 Joint and Several.

         All Obligations of the Borrowers hereunder are the joint and several obligations of each of SpecTran, Optics, Photonic and Communications.

10.4 Construction.

         The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note, or other evidence of liability now or hereafter held by the Lender, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Lender from enforcing any or all other guaranty, pledge or security agreements, notes, or other evidences of liability in accordance with their respective terms.

10.5 Further Assurance.

         From time to time, each Borrower will execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of each Borrower.

10.6 Enforcement and Waiver by the Lender.

         The Lender shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times. The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

10.7 Expenses of the Lender.

         The Borrowers will, on demand, reimburse the Lender for all expenses, including the reasonable fees and expenses of legal counsel for the Lender, incurred by the Lender in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of any of the Obligations.

10.8 Notices.

         Any notices, requests or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, facsimile or telegraph, as follows, unless such address is changed by written notice hereunder:

                  (a)      If to the Borrowers:

                           SpecTran Corporation
                           Attention:  Bruce Cannon, C.F.O.
                           50 Hall Road
                           Sturbridge, MA  01566

                  (b)      If to the Lender:

                           Fleet National Bank
                           Attention: John F. Lynch, V.P.
                           370 Main Street
                           Worcester, MA  01608

10.9 Waiver and Release by the Borrowers.

         To the maximum extent permitted by applicable Laws, each Borrower:

                  (a) Waives (i) protest of all commercial paper at any time held by the Lender on which any Borrower is in any way liable, (ii) except as the same may herein be specifically granted, notice of acceleration and of intention to accelerate and (iii) notice and opportunity to be heard before exercise by the Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with any Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by the Lender (the Lender agrees to provide notice to SpecTran of acceleration of the Obligations and such notice will reference a Section or Sections of this Agreement under which a default has occurred, failure to send such notice will not impair the Lender's rights hereunder); and

                  (b) Releases the Lender and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

10.10 Participation.

         Notwithstanding any other provision of this Agreement, each Borrower understands that the Lender may at any time enter into participation agreements with one or more participating banks whereby the Lender will allocate certain percentages of its commitment to them. Each Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Lender only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to, any such participating bank as well as the Lender, and each Borrower hereby grants to each such participating bank, to the extent of its participation in the Loan, the right to set off deposit accounts maintained by any Borrower with such bank subject to the terms of this Agreement. The Lender agrees to provide SpecTran with five (5) days prior written notice of any such participation. The Lender will also provide five (5) days prior written notice of any pledge or assignment of any of the Revolving Note, except in connection with an acquisition of the Lender.

10.11 Applicable Law.

         This Agreement is entered into and performable in the Commonwealth of Massachusetts and shall be subject to and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

10.12 Consent to Jurisdiction.

         EACH OF THE BORROWERS HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF THE BORROWERS' OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS ANY OF THE BORROWERS MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

10.13 Binding Effect, Assignment, and Entire Agreement.

         This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. No Borrower has the right to assign any of its rights or obligations hereunder without the prior written consent of the Lender. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

10.14 Severability.

         If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10.15 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

10.16 Waiver of Jury Trial

         THE LENDER AND THE BORROWERS AGREE THAT THEY (INCLUDING ANY ASSIGNEE OR SUCCESSOR) SHALL NOT SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY ASSETS OR THE DEALINGS OR THE RELATIONSHIP AMONG ANY OF THEM. THEY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE

LENDER AND THE BORROWERS AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THEY HAVE NOT AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                              BORROWERS:

                                              SPECTRAN CORPORATION


/s/ John F. Lynch                             By: /s/  [illegible]
------------------------------                   -----------------------------
Witness                                       Its Duly Authorized Officer


                                              SPECTRAN SPECIALTY OPTICS
                                              COMPANY


/s/ John F. Lynch                             By: /s/  [illegible]
------------------------------                   -----------------------------
Witness                                       Its Duly Authorized Officer


                                              APPLIED PHOTONIC DEVICES, INC.


/s/ John F. Lynch                             By: /s/  [illegible]
------------------------------                   -----------------------------
Witness                                       Its Duly Authorized Officer


                                              SPECTRAN COMMUNICATION FIBER
                                              TECHNOLOGIES, INC.


/s/ John F. Lynch                             By: /s/  [illegible]
------------------------------                   -----------------------------
Witness                                          Its Duly Authorized Officer

                                             LENDER:

                                             FLEET NATIONAL BANK


/s/ [illegible]                               By: /s/  John F. Lynch, VP
------------------------------                   -----------------------------
Witness                                           Its Duly Authorized Officer

                                 REVOLVING NOTE


$20,000,000.00                                            As of December 1, 1996
                                                        Worcester, Massachusetts


         FOR VALUE RECEIVED, SPECTRAN CORPORATION, a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("SpecTran"), SPECTRAN SPECIALTY OPTICS COMPANY, a Delaware corporation with a principal place of business at 150 Fisher Drive, Avon, Connecticut ("Optics"), APPLIED PHOTONIC DEVICES, INC., a Delaware corporation with a principal place of business at 50 Tiffany Street, Brooklyn, Connecticut ("Photonic") and SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC., a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("Communication") (SpecTran, Optics, Photonic and Communication are sometimes collectively referred to herein as the "Borrowers"), jointly and severally promise to pay to FLEET NATIONAL BANK, a national banking association having an office located at 370 Main Street, Worcester, Massachusetts 01608 (the "Lender"), or order, at the Lender's offices, the principal sum of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00), in lawful money of the United States of America, with interest on the unpaid balance hereof at the rates and in the manner hereafter provided.

         The unpaid principal of this Note from time to time outstanding shall bear interest, payable quarterly in arrears, computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, at a rate per annum to be selected by the Borrowers from time to time. Subject to the terms hereof, the Borrowers shall have the right to select, from time to time, any of the rates set forth below to be used in computing the rate of interest to be paid on the unpaid principal balance hereof. Such rate shall be selected in advance by the Borrowers by written notice to the Lender, or the holder hereof, specifying the rate selected, the effective date of such selection, and the portion, in $500,000.00 increments (except for amounts subject to interest at the rate stated in clause (i) below which may be in any amount), of the unpaid principal balance to which such rate selection shall apply (the "Rate Selection"). The Rate Selection must be received by the Lender, or the holder hereof, not less than three (3) banking days prior to the effective date of the Rate Selection. If the Borrowers select a rate based on a one (1), three (3), or six (6) month index (clauses (ii), (iii) and (iv) below), the Rate Selection shall not be changed until the period of time specified in the rate index, i.e., one (1) month, three (3) months and six (6) months (the "Index Period"), has elapsed from the effective date of the Rate Selection. If a new Rate Selection has not been made in accordance with the terms hereof, then the Rate Selection will be as stated in clause (i) below. The Borrowers may, subject to the terms and conditions hereof, designate more than one Rate Selection for incremental portions of the unpaid principal balance.

         Pursuant to the foregoing paragraph, the Borrowers shall select from the following rates of interest:

         (i) a rate equal to the Lender's Prime Rate of interest established from time to time by the Lender (the "Prime Rate"), such interest rate to be adjusted from time to time on the effective date of any change in the Prime Rate announced by the Lender. The Prime Rate shall be that rate of interest announced by the Lender as its Prime Rate;

         (ii) a rate equal to the LIBOR (defined below) 1-month index rate plus one hundred fifty (150) basis points;

         (iii) a rate equal to the LIBOR 3-months index rate plus one hundred fifty (150) basis points; or

         (iv) a rate equal to the LIBOR 6-months index rate plus one hundred fifty (150) basis points.

         The term "LIBOR" shall mean, the rate as determined on the basis of the offered rates for deposits in U.S. dollars for an Index Period which appears on the Telerate page 3750 or Reuter's LIBO page as of 11:00 a.m. London time on the day that is two London banking days preceding the effective date of the Rate Selection. If such rate does not appear on the Telerate page 3750, the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for an Index Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is three banking days preceding the effective date of the Rate Selection. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for the applicable Index Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is three banking days preceding the effective date of the Rate Selection. In the event that the Lender is unable to obtain any such quotation as provided above, the Rate Selection will be as stated in clause (i) above.

         If the Borrowers fail to select an interest rate for all or any portion of the unpaid principal balance, or if the LIBOR interest rates become unavailable, then the rate of interest will be as stated in clause (i) above.

         If at any time (i) the Lender reasonably determines that maintenance of that portion of the outstanding principal balance hereof which bears interest based on a LIBOR rate would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Lender shall suspend the availability of the LIBOR interest rates and require all outstanding principal amounts bearing interest at a LIBOR interest rate to be repaid immediately, or
(ii) if the Lender reasonably determines that (a) deposits of a type and maturity appropriate to match fund a LIBOR interest rate are not available, the Lender shall suspend the availability of LIBOR interest rates, or (b) the LIBOR interest rates do not accurately reflect the cost of making available or maintaining such LIBOR interest rates, then the Lender shall suspend the availability of LIBOR interest rates.

         If any payment of principal bearing interest at a LIBOR interest rate is made on a date which is not the last day of the Index Period, whether because of acceleration, prepayment or otherwise, the Borrowers will indemnify the Lender for all losses or costs (including lost profits) incurred by it resulting therefrom; provided, however, the provisions of this paragraph will not apply to a prepayment resulting from the Lender's suspension of LIBOR interest rates as set forth in the immediately preceding paragraph.

         Interest shall be payable quarterly in arrears, the first such payment of interest to be due and payable beginning on the first banking day of January 1997 and thereafter on the first banking day of each succeeding quarter, i.e. the first banking day of each April, July, October and January. If not sooner paid, all indebtedness evidenced by this Note is due and payable on December 31, 1999.

         Each payment made hereunder shall be applied first to interest then due on the unpaid balance of principal and then to principal. Whenever any payment of principal or interest due under this Note shall not be paid within ten (10) days of its due date, the Borrowers shall pay in addition thereto as a late charge five percent (5%) of the amount of such payment.

         This Note is issued pursuant to a certain Loan Agreement among the Borrowers and the Lender of even date herewith (the "Agreement"), and is subject to all of the terms and conditions contained in the Agreement. Subject to the terms and conditions of the Agreement, through and including the earlier of December 31, 1999 or the occurrence of an Event of Default under the Agreement, the Borrowers may borrow, repay (subject to prepayment fees for amounts subject to LIBOR interest rates paid before the end of the applicable Index Period) and reborrow amounts under this Note from time to time as provided in the Agreement. In no event will outstanding indebtedness hereunder exceed the Borrowing Base as defined in the Agreement.

         An Event of Default under the Agreement shall also constitute an Event of Default hereunder. At its option, and at any time, whether immediately or otherwise, the Lender may, upon the occurrence of an Event of Default, declare all obligations of the Borrowers to the Lender (including all amounts hereunder) immediately due and payable without further action of any kind, including without notice, demand or presentment. Notwithstanding anything to the contrary contained herein, ON AND AFTER THE EARLIER OF DECEMBER 31, 1999 OR ACCELERATION OF ALL OUTSTANDING OBLIGATIONS HEREUNDER, THE INTEREST RATE AS TO ALL SUCH OUTSTANDING OBLIGATIONS WILL BE THE PRIME RATE PLUS FOUR PERCENT (4.00%) PER ANNUM.

         Any deposits or other sums at any time credited by or due from the holder to any of the Borrowers, any endorser or guarantor hereof, may at all times be held and treated as collateral for the payment of this Note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of any such maker to the holder. The holder may apply or set-off such deposits or other sums against such liabilities at any time in the case of any of the Borrowers but only with respect to matured liabilities in the case of endorsers and guarantors.

         Each of the Borrowers and each guarantor, endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Note, severally agrees, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consents, on one or more occasions, without notice of further assent (a) to the substitution, exchange or release of the collateral securing this Note or any part thereof at any time, (b) to the acceptance or release by the holder or holders hereof at any time of any additional collateral or security for or other guarantors of this Note, (c) to the modification or amendment, at any time and from time to time, of this Note, the Agreement or any instrument securing this Note at the request of any person liable hereon, (d) to the granting by the holder hereof of any extension of time with respect to the payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note, the Agreement or any other instrument securing this Note, at the request of any person liable hereon, and (e) to any and all forbearances and indulgences whatsoever. Such consent shall not alter nor diminish the liability of any person.

         The Borrowers agree to pay all reasonable expenses or costs, including attorneys' fees and costs of collection, which may be incurred by the holder hereof in connection with the enforcement of any obligations hereunder or representation with respect to bankruptcy or insolvency proceedings.

         The Borrowers' obligations hereunder are secured by all assets of each of the Borrowers as provided in the Agreement and the Collateral Documents (as defined in the Agreement).

         This Note constitutes the joint and several obligation of each of SpecTran, Optics, Photonic and Communication.

         Executed as a sealed instrument as of the 1st day of December, 1996.


                                       SPECTRAN CORPORATION



___________________________            By:______________________________
Witness                                    Its Duly Authorized Officer

                                       SPECTRAN SPECIALTY OPTICS COMPANY



___________________________            By:______________________________
Witness                                    Its Duly Authorized Officer

                                       APPLIED PHOTONIC DEVICES, INC.


___________________________            By:______________________________
Witness                                Its Duly Authorized Officer

                                       SPECTRAN COMMUNICATION FIBER
                                       TECHNOLOGIES, INC.


___________________________            By:______________________________
Witness                                Its Duly Authorized Officer

                                   Exhibit 2.2

                                 DEPOSIT ACCOUNT

                              Account No. 00792489

Counsel for Bank:                       Counsel for Borrower:
Paul J. D'Onfro, Esquire                Brian Hand, Esquire
Mirick, O'Connell, DeMallie             Hackmyer & Nordlicht
  & Lougee                              645 Fifth Avenue
1700 Bank of Boston Tower               New York, NY 10022
Worcester, MA 01608-1477                (212) 421-6500
(508) 799-0541                          ("H&N")
("MODL")

                              FLEET NATIONAL BANK
                                  (the "Bank")

                              $20,000,000.00 LOAN

                                       TO

                              SPECTRAN CORPORATION
                                  ("SpecTran")
                                      and
                       SPECTRAN SPECIALTY OPTICS COMPANY
                                   ("Optics")
                                      and
                         APPLIED PHOTONIC DEVICES, INC.
                                  ("Photonic")
                                      and
                SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC.
                               ("COMMUNICATION")
                 (SpecTran, Optics, Photonic and Communication
                are collectively referred to as the "Borrowers")

                             CLOSING DOCUMENT AGENDA

Responsible
Party

MODL    1.  Loan Agreement among the Borrowers and the Bank

MODL    2.  Borrowers' $20,000,000.00 Revolving Note

H&N     3.  Federal and State Tax Lien Searches for SpecTran

H&N     4.  Composite Certificate of Secretary of SpecTran with attached:

                a) Certificate of Incorporation with all amendments (certified to by the Delaware Secretary of State)
                b)      By-Laws
                c)      Votes

H&N     5.      Certificate of Legal Existence and Good Standing for SpecTran
                issued by the Delaware Secretary of State

H&N     6.      Certificate of Qualification To Do Business in Massachusetts
                for SpecTran issued by the Massachusetts Secretary of State

H&N     7.      Certificate of Good Tax Standing for SpecTran issued by the
                Massachusetts Department of Revenue

H&N     8.      Federal and State Tax Lien Searches for Optics

H&N     9.      Composite Certificate of Secretary of Optics with attached:
                a)      Certificate of Incorporation with all amendments
                        (certified to by the Delaware Secretary of State)
                b)      By-Laws
                c)      Votes

H&N     10.     Certificate of Legal Existence and Good Standing for Optics
                issued by the Delaware Secretary of State

H&N     11.     Certificate of Qualification To Transact Business in
                Connecticut for Optics issued by the Connecticut Secretary of State

H&N     12.     Accountant's letter regarding filing of tax returns and payment of taxes

H&N     13.     Federal and State Tax Lien Searches for Photonic

H&N     14.     Composite Certificate of Secretary of Photonic with attached:
                a)      Certificate of Incorporation with all amendments
                        (certified to by the Delaware Secretary of State)
                b)      By-Laws
                c)      Votes

H&N     15.     Certificate of Legal Existence and Good Standing for Photonic
                issued by the Delaware Secretary of State

H&N     16.     Certificate of qualification To Transact Business in
                Connecticut for Photonic issued by the Connecticut Secretary of State

H&N     17.     Accountant's letter regarding filing of tax returns and payment of taxes

H&N     18.  Federal and State Tax Lien Searches for Communication

H&N     19.  Composite Certificate of Secretary of Communication with attached:
             a) Certificate of Incorporation with all amendments (certified to by the Delaware Secretary of State)
             b) By-Laws
             c) Votes

H&N     20.  Certificate of Legal Existence and Good Standing for
             Communication issued by the Delaware Secretary of State

H&N     21.  Certificate of Qualification To Do Business in Massachusetts for
             Communication issued by the Massachusetts Secretary of State

H&N     22.  Certificate of Good Tax Standing for Communication issued by the
             Massachusetts Department of Revenue

H&N     23.  Opinion of Counsel to Borrowers regarding due execution, authority, and enforceability

MODL    24.  Disbursement Authorization

H&N     25.  Discharge of Mortgage

                                 Exhibit 3.1(q)

                                 CLOSING AGENDA

                             SPEC TRAN CORPORATION
      $16,000,000 9.24% SERIES A SENIOR SECURED NOTES DUE DECEMBER 1, 2003 $8,000,000 9.39% SERIES B SENIOR SECURED NOTES DUE DECEMBER 1, 2004

================================================================================
Closing Date:           [December  , 1996]
--------------------------------------------------------------------------------
Closing Location:       [      ]
--------------------------------------------------------------------------------
Purchasers' Counsel:    Hebb & Gitlin ("H&G")
--------------------------------------------------------------------------------
Company's Counsel:      Hackmyer & Nordlicht ("H&N")
--------------------------------------------------------------------------------
Security Trustee:       [Fleet National Bank]
--------------------------------------------------------------------------------
Security Trustee's      [Mirick O'Connell]
Counsel:
================================================================================


================================================================================
        Description                                              Procurement/
                                                                 Drafting
                                                                 Responsibility
================================================================================
1.      NOTE PURCHASE AGREEMENT                                       H&G
--------------------------------------------------------------------------------
2.      TRUST INDENTURE                                               H&G
        Exhibit C to the Note Purchase Agreement, as required
        by Section 4.10(a) of the Note Purchase Agreement.
--------------------------------------------------------------------------------
3.      SECURITY AGREEMENT                                            H&G
        Exhibit D to the Note Purchase Agreement, as required
        by Section 4.10(b) of the Note Purchase Agreement.
--------------------------------------------------------------------------------
4.      PATENT COLLATERAL ASSIGNMENT                                  H&G
        Exhibit E to the Note Purchase Agreement, as required
        by Section 4.10(c) of the Note Purchase Agreement,
        duly recorded with the United States Patent and Trademark
        Office.
--------------------------------------------------------------------------------
5.      TRADEMARK SECURITY AGREEMENT                                  H&G
        Exhibit F to the Note Purchase Agreement, as required
        by Section 4.10(d) of the Note Purchase Agreement,
        duly recorded with the United States Patent and Trademark
        Office; together with a Trademark Assignment, separately
        executed by each of the Company and its Subsidiaries,
        substantially in the form of Exhibit 1 to the Trademark
        Security Agreement, as required by Section 4.10(d) to the
        Note Purchase Agreement.
--------------------------------------------------------------------------------
6.      PLEDGE AGREEMENT                                              H&G
        Exhibit G to the Note Purchase Agreement, as required
        by Section 4.10(f) of the Note Purchase Agreement.
--------------------------------------------------------------------------------
7.      STOCK CERTIFICATES                                          Company
        Stock certificates and undated stock powers executed in
        blank to be delivered to the Security Trustee as
        required by Section 4.10(f) of the Note Purchase
        Agreement.
--------------------------------------------------------------------------------
8.      OFFICER'S CERTIFICATE                                        draft H&G;
        Officer's Certificate of the Company, as required by           final,
        Section 4.3(a) of the Note Purchase Agreement.                Company
--------------------------------------------------------------------------------

==============================================================================================================

         Description                                                                            Procurement/
                                                                                                Drafting
                                                                                                Responsibility
==============================================================================================================
9.      SECRETARY'S CERTIFICATE - COMPANY                                                         draft, H&G;
        As required by Section 4.3(b) of the Note Purchase Agreement setting forth the               final,
        following attachments:  a. Resolutions,                                                    Company
                                b. By-laws of the Company,
                                c. Specimen signatures of officers of the Company,
                                d. Long Form Good Standing Certificate.
-------------------------------------------------------------------------------------------------------------
10.     SECRETARY'S CERTIFICATE - SUBSIDIARIES                                                    draft H&G;
        As required by Section 4.3(c) of the Note Purchase Agreement setting forth the              final,
        following attachments:  a. Resolutions,                                                     Company
                                b. By-laws of the Subsidiary,
                                c. Specimen signatures of officers of the Subsidiary,
                                d. Long Form Good Standing Certificate.
-------------------------------------------------------------------------------------------------------------
11.     FOREIGN QUALIFICATION AND GOOD STANDING CERTIFICATES                                        Company
        For the Company and each Subsidiary, foreign corporate good standing certificates, from each jurisdiction where each of the Company or such Subsidiary conducts significant business activities as a foreign corporation.
-------------------------------------------------------------------------------------------------------------
12.     UCC SEARCHES                                                                                Company
        UCC and fixture filing searches in the jurisdictions listed on Exhibit A attached hereto.
-------------------------------------------------------------------------------------------------------------
13.     UCC FINANCING STATEMENTS                                                                     H&G
        Uniform Commercial Code Financing Statements by each of the Company and its
        Subsidiaries in favor of the Security Trustee, duly recorded in the appropriate filing jurisdictions, as required by Section 4.10(g) of the Note Purchase Agreement.
-------------------------------------------------------------------------------------------------------------
14.     UCC FIXTURE FINANCING STATEMENTS                                                             H&G
        Uniform Commercial Code Financing Statements by each of the Company and its
        Subsidiaries in favor of the Security Trustee, duly recorded in the appropriate real property filing jurisdictions, as required by Section 4.10(g) of the Note Purchase
        Agreement.
-------------------------------------------------------------------------------------------------------------
15.     TERMINATION AND ASSIGNMENT OF EXISTING LIENS                                                Company
        The filing of all appropriate Uniform Commercial Code assignment statements, the recording of all appropriate mortgage releases, and patent and trademark releases, as required by Section 4.10(h) of the Note Purchase Agreement.
-------------------------------------------------------------------------------------------------------------
16.     MORTGAGE                                                                                     H&G
        Exhibit H to the Note Purchase Agreement, as required by Section 4.10(i) of the Note
        Purchase Agreement, duly filed in the appropriate recording offices.
-------------------------------------------------------------------------------------------------------------
17.     LEASEHOLDS                                                                                  Company
        A copy of each lease in respect of any leasehold interest of the Company or any
        Subsidiary in any real property, certified as true and correct, as required by Section
        4.10(i) of the Note Purchase Agreement.
-------------------------------------------------------------------------------------------------------------
18.     SUBSIDIARY GUARANTY                                                                          H&G
        Exhibit I to the Note Purchase Agreement, as required by Section 4.11 of the Note
        Purchase Agreement for each Subsidiary.
-------------------------------------------------------------------------------------------------------------
19.     OFFEREE LETTER                                                                               H&G
        Offeree Letter of Fleet Corporate Finance regarding the manner of the offering of the
        Notes.
-------------------------------------------------------------------------------------------------------------

================================================================================
        Description                                      Procurement/
                                                         Drafting Responsibility
================================================================================
20.     PRIVATE PLACEMENT NUMBERS                           H&G
        Documentation of private placement numbers for
        the Series A Notes and the Series B Notes, in
        each case, from CUSIP Service Bureau of Standard
        & Poor's, a division of McGraw-Hill, Inc., as
        required by Section 4.8 of the Note Purchase
        Agreement.
--------------------------------------------------------------------------------
21.     NOTES                                                 H&G
        Series A Notes and Series B Notes as set forth on
        Schedule A to the Note Purchase Agreement, in the
        form of Exhibit A1 and Exhibit A2, respectively,
        to the Note Purchase Agreement.
--------------------------------------------------------------------------------
22.     CROSS-RECEIPT                                         H&G
        Cross-Receipt for the Notes and the wire transfers
        in payment thereof.
--------------------------------------------------------------------------------
23.     OPINION OF COMPANY'S COUNSEL                        draft, H&G;
        Opinion of Hackmyer & Nordlicht, Exhibit B1 to       final, H&N
        the Note Purchase Agreement, as required by
        Section 4.4(a) of the Note Purchase Agreement
--------------------------------------------------------------------------------
24.     OPINION OF SECURITY TRUSTEE'S COUNSEL               draft, H&G;
        Opinion of Mirick O'Connell, Exhibit B2 to the       final, [ ]
        Note Purchase Agreement, as required by
        Section 4.4(b) of the Note Purchase Agreement
--------------------------------------------------------------------------------
25.     OPINION OF HEBB & GITLIN                               H&G
        Opinion of Hebb & Gitlin, Exhibit B3 to the Note
        Purchase Agreement, as required by Section 4.4(c)
        of the Note Purchase Agreement
--------------------------------------------------------------------------------
26.     EXPENSES                                              Company
        Evidence of the payment of all fees and
        disbursements required to be paid pursuant to
        Section 4.7 of the Note Purchase Agreement.
================================================================================

                                 Exhibit 5.1(a)

Name and Addresses                          Jurisdiction               Foreign
of Borrower:                                of Incorporation:          Qualifications:           Shareholders:
------------                                -----------------          ---------------           -------------
SpecTran Corporation                        Delaware                   Massachusetts             N/A
50 Hall Road
Sturbridge, MA  01566

69-70 Hall Road
Sturbridge, MA  01566

SpecTran Communication                      Delaware                   Massachusetts             SpecTran
  Fiber Technologies, Inc.                                                                       Corporation
50 Hall Road                                                                                     10 shares
Sturbridge, MA  01566                                                                            Comm. Stock

69-70 Hall Road
Sturbridge, MA  01566

SpecTran Specialty Optics                   Delaware                   Connecticut               SpecTran
 Company                                                                                         Corporation
150 Fisher Drive                                                                                 10 shares
Avon, CT  06001*                                                                                 Comm. Stock

18 Parkside Lane
Avon, CT  06001

*SpecTran Specialty Optics Company will be moving its principal offices to 55
Darling Drive, Avon, CT 06001.

Applied Photonic Devices, Inc.              Delaware                   Connecticut               SpecTran
300 Lake Road                                                                                    Corporation
Dayville, CT  06241                                                                              Comm. Stock

50 Tiffany Street
Brooklyn, CT  06259

                                 Exhibit 5.1(f)

                                   LITIGATION

                                      None

                                 Exhibit 5.1(i)

                            CONSOLIDATED INDEBTEDNESS

$24,000,000.00 principal amount of Senior Secured Notes due 2006, as provided for in the Note Purchase Agreement as defined in the Agreement.

                                Exhibit 6.1(b)(v)


Section         Covenant                                    Limit             Actual
-------           --------                                    -----             ------
6.01

f(i)              Consolidated Interest Coverage Ratio        3.00:1.00

f(ii)             Consolidated Tangible Net Worth             $18,500,000(*)



Section
-------
6.02

p(i)              Consolidated Leverage Ratio                 1.50:1.00

p(ii)             Consolidated Indebtedness to
                  Consolidated EBITDA Cumulative              3.25:1.00

p(iii)            Consolidated Capital Expenditures           20,000,000.00(**)

*to step-up as set forth in the Agreement
**changes annually as set forth in the Agreement


I, the undersigned officer of SpecTran hereby certify that I have read the Loan Agreement among the Borrowers and the Lender dated as of December 1, 1996, and to the best of my knowledge and belief, as of ______________________, the Borrowers are in compliance with all the covenants, terms and provisions contained in the Loan Agreement and no Event of Default exists thereunder.


                                            SPECTRAN CORPORATION



                                            By:_______________________________
                                                  Its Chief Financial Officer

                                 Exhibit 6.1(m)

APD has a dispute with the landlord of its facility at 300 Lake Road, Dayville, Connecticut, arising from (i) the landlord's failure to pay utility costs resulting in the gas company turning off the heat to the facility and (ii) the failure of the landlord to make necessary repairs to the roof of the facility, resulting in leaks. The landlord's actions have caused damage to the facility and the loss of work days due to the lack of heat in the facility. APD has notified the landlord that it is withholding November rent and all future rent payments pending the landlord's reimbursement of APD for these damages.

                                 Exhibit 6.2(j)

         The investment objective will be to maximize total return within the confines of a short to average overall maturity framework. The fund will utilize US Governments, domestic corporates, asset-backed paper (AAA rated), Govt Agency mortgage-backed paper including short term CMO's and Govt Agency backed short-term floating rate paper. Positions required for liquidity needs will be held in high grade short-term or money market balances. The horizon on these corporate funds will be approximately 1/3 for immediate liquidity needs (if necessary), approximately 1/3 to be used for intermediate term purposes, and the remaining approximately third for long term expansion purposes. SpecTran will have full authority and discretion on all investment changes.

                                 REVOLVING NOTE


$20,000,000.00                                            As of December 1, 1996
                                                        Worcester, Massachusetts


         FOR VALUE RECEIVED, SPECTRAN CORPORATION, a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("SpecTran"), SPECTRAN SPECIALTY OPTICS COMPANY, a Delaware corporation with a principal place of business at 150 Fisher Drive, Avon, Connecticut ("Optics"), APPLIED PHOTONIC DEVICES, INC., a Delaware corporation with a principal place of business at 50 Tiffany Street, Brooklyn, Connecticut ("Photonic") and SPECTRAN COMMUNICATION FIBER TECHNOLOGIES, INC., a Delaware corporation with a principal place of business at 50 Hall Road, Sturbridge, Massachusetts ("Communication") (SpecTran, Optics, Photonic and Communication are sometimes collectively referred to herein as the "Borrowers"), jointly and severally promise to pay to FLEET NATIONAL BANK, a national banking association having an office located at 370 Main Street, Worcester, Massachusetts 01608 (the "Lender"), or order, at the Lender's offices, the principal sum of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00), in lawful money of the United States of America, with interest on the unpaid balance hereof at the rates and in the manner hereafter provided.

         The unpaid principal of this Note from time to time outstanding shall bear interest, payable quarterly in arrears, computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, at a rate per annum to be selected by the Borrowers from time to time. Subject to the terms hereof, the Borrowers shall have the right to select, from time to time, any of the rates set forth below to be used in computing the rate of interest to be paid on the unpaid principal balance hereof. Such rate shall be selected in advance by the Borrowers by written notice to the Lender, or the holder hereof, specifying the rate selected, the effective date of such selection, and the portion, in $500,000.00 increments (except for amounts subject to interest at the rate stated in clause (i) below which may be in any amount), of the unpaid principal balance to which such rate selection shall apply (the "Rate Selection"). The Rate Selection must be received by the Lender, or the holder hereof, not less than three (3) banking days prior to the effective date of the Rate Selection. If the Borrowers select a rate based on a one (1), three (3), or six (6) month index (clauses (ii), (iii) and (iv) below), the Rate Selection shall not be changed until the period of time specified in the rate index, i.e., one (1) month, three (3) months and six (6) months (the "Index Period"), has elapsed from the effective date of the Rate Selection. If a new Rate Selection has not been made in accordance with the terms hereof, then the Rate Selection will be as stated in clause (i) below. The Borrowers may, subject to the terms and conditions hereof, designate more than one Rate Selection for incremental portions of the unpaid principal balance.

         Pursuant to the foregoing paragraph, the Borrowers shall select from the following rates of interest:

         (i) a rate equal to the Lender's Prime Rate of interest established from time to time by the Lender (the "Prime Rate"), such interest rate to be adjusted from time to time on the effective date of any change in the Prime Rate announced by the Lender. The Prime Rate shall be that rate of interest announced by the Lender as its Prime Rate;

         (ii) a rate equal to the LIBOR (defined below) 1-month index rate plus one hundred fifty (150) basis points;

         (iii) a rate equal to the LIBOR 3-months index rate plus one hundred fifty (150) basis points; or

         (iv) a rate equal to the LIBOR 6-months index rate plus one hundred fifty (150) basis points.

         The term "LIBOR" shall mean, the rate as determined on the basis of the offered rates for deposits in U.S. dollars for an Index Period which appears on the Telerate page 3750 or Reuter's LIBO page as of 11:00 a.m. London time on the day that is two London banking days preceding the effective date of the Rate Selection. If such rate does not appear on the Telerate page 3750, the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for an Index Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is three banking days preceding the effective date of the Rate Selection. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for the applicable Index Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is three banking days preceding the effective date of the Rate Selection. In the event that the Lender is unable to obtain any such quotation as provided above, the Rate Selection will be as stated in clause (i) above.

         If the Borrowers fail to select an interest rate for all or any portion of the unpaid principal balance, or if the LIBOR interest rates become unavailable, then the rate of interest will be as stated in clause (i) above.

         If at any time (i) the Lender reasonably determines that maintenance of that portion of the outstanding principal balance hereof which bears interest based on a LIBOR rate would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Lender shall suspend the availability of the LIBOR interest rates and require all outstanding principal amounts bearing interest at a LIBOR interest rate to be repaid immediately, or
(ii) if the Lender reasonably determines that (a) deposits of a type and maturity appropriate to match fund a LIBOR interest rate are not available, the Lender shall suspend the availability of LIBOR interest rates, or (b) the LIBOR interest rates do not accurately reflect the cost of making available or maintaining such LIBOR interest rates, then the Lender shall suspend the availability of LIBOR interest rates.

         If any payment of principal bearing interest at a LIBOR interest rate is made on a date which is not the last day of the Index Period, whether because of acceleration, prepayment or otherwise, the Borrowers will indemnify the Lender for all losses or costs (including lost profits) incurred by it resulting therefrom; provided, however, the provisions of this paragraph will not apply to a prepayment resulting from the Lender's suspension of LIBOR interest rates as set forth in the immediately preceding paragraph.

         Interest shall be payable quarterly in arrears, the first such payment of interest to be due and payable beginning on the first banking day of January 1997 and thereafter on the first banking day of each succeeding quarter, i.e. the first banking day of each April, July, October and January. If not sooner paid, all indebtedness evidenced by this Note is due and payable on December 31, 1999.

         Each payment made hereunder shall be applied first to interest then due on the unpaid balance of principal and then to principal. Whenever any payment of principal or interest due under this Note shall not be paid within ten (10) days of its due date, the Borrowers shall pay in addition thereto as a late charge five percent (5%) of the amount of such payment.

         This Note is issued pursuant to a certain Loan Agreement among the Borrowers and the Lender of even date herewith (the "Agreement"), and is subject to all of the terms and conditions contained in the Agreement. Subject to the terms and conditions of the Agreement, through and including the earlier of December 31, 1999 or the occurrence of an Event of Default under the Agreement, the Borrowers may borrow, repay (subject to prepayment fees for amounts subject to LIBOR interest rates paid before the end of the applicable Index Period) and reborrow amounts under this Note from time to time as provided in the Agreement. In no event will outstanding indebtedness hereunder exceed the Borrowing Base as defined in the Agreement.

         An Event of Default under the Agreement shall also constitute an Event of Default hereunder. At its option, and at any time, whether immediately or otherwise, the Lender may, upon the occurrence of an Event of Default, declare all obligations of the Borrowers to the Lender (including all amounts hereunder) immediately due and payable without further action of any kind, including without notice, demand or presentment. Notwithstanding anything to the contrary contained herein, ON AND AFTER THE EARLIER OF DECEMBER 31, 1999 OR ACCELERATION OF ALL OUTSTANDING OBLIGATIONS HEREUNDER, THE INTEREST RATE AS TO ALL SUCH OUTSTANDING OBLIGATIONS WILL BE THE PRIME RATE PLUS FOUR PERCENT (4.00%) PER ANNUM.

         Any deposits or other sums at any time credited by or due from the holder to any of the Borrowers, any endorser or guarantor hereof, may at all times be held and treated as collateral for the payment of this Note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of any such maker to the holder. The holder may apply or set-off such deposits or other sums against such liabilities at any time in the case of any of the Borrowers but only with respect to matured liabilities in the case of endorsers and guarantors.

         Each of the Borrowers and each guarantor, endorser or other person now or hereafter liable for the payment of any of the indebtedness evidenced by this Note, severally agrees, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consents, on one or more occasions, without notice of further assent (a) to the substitution, exchange or release of the collateral securing this Note or any part thereof at any time, (b) to the acceptance or release by the holder or holders hereof at any time of any additional collateral or security for or other guarantors of this Note, (c) to the modification or amendment, at any time and from time to time, of this Note, the Agreement or any instrument securing this Note at the request of any person liable hereon, (d) to the granting by the holder hereof of any extension of time with respect to the payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note, the Agreement or any other instrument securing this Note, at the request of any person liable hereon, and (e) to any and all forbearances and indulgences whatsoever. Such consent shall not alter nor diminish the liability of any person.

         The Borrowers agree to pay all reasonable expenses or costs, including attorneys' fees and costs of collection, which may be incurred by the holder hereof in connection with the enforcement of any obligations hereunder or representation with respect to bankruptcy or insolvency proceedings.

         The Borrowers' obligations hereunder are secured by all assets of each of the Borrowers as provided in the Agreement and the Collateral Documents (as defined in the Agreement).

         This Note constitutes the joint and several obligation of each of SpecTran, Optics, Photonic and Communication.

         Executed as a sealed instrument as of the 1st day of December, 1996.


                                       SPECTRAN CORPORATION


/s/ ILLEGIBLE                          By: /s/ ILLEGIBLE
----------------------------              ------------------------------
Witness                                    Its Duly Authorized Officer

                                       SPECTRAN SPECIALTY OPTICS COMPANY



/s/ ILLEGIBLE                          By: /s/ ILLEGIBLE
----------------------------              ------------------------------

Witness                                    Its Duly Authorized Officer

                                       APPLIED PHOTONIC DEVICES, INC.


/s/ ILLEGIBLE                          By: /s/ ILLEGIBLE
----------------------------              ------------------------------

Witness                                Its Duly Authorized Officer

                                       SPECTRAN COMMUNICATION FIBER
                                       TECHNOLOGIES, INC.


/s/ ILLEGIBLE                          By: /s/ ILLEGIBLE
----------------------------              ------------------------------

Witness                                Its Duly Authorized Officer